Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the THIRDquarter and nine months ended SEPTEMBER30, 2021

FUZHOU, China, November 16, 2021– Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a fishing company based in the People’s Republic of China (PRC), today announced financial results for its third quarter and nine months ended September 30,2021.

Third Quarter 2021 Financial Highlights (Year-on-Year Comparisons)

●	Revenue was $36.1 million, increased by 133.7%from$15.4 million.

●	Gross loss was $4.1 million compared to gross profit of $1.7million.

●	Net income was $2.9 million, compared to net income of $0.8 million.

●	Net income attributable to ordinary shareholders of the Company was $2.6 million, or $0.03per basic and diluted share, compared to net income attributable to ordinary shareholders of the Company of $0.7 million, or $0.01 per basic and diluted share.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We are glad to report an over 130% increase in revenue and an over 110% increase in sales volume for the third quarter of 2021.However, with the number of global COVID-19 cases surpassing 250 million as of today, the recent COVID-19 outbreak in many regions of China had certain impact on Pingtan and the Company was faced with a situation of a growth in revenue and sales volume but a decline in gross margin. Although we remain on the sidelines of the follow-up market situation in 2021, we are confident in the sustainable development of China's fishery industry. We believe that for companies like Pingtan that focuses on pelagic fishery development, our advantages will become more apparent as the market gradually recovers.”

Factors Affecting Pingtan’s Results of Operations

COVID-19 pandemic

In December 2019, a novel strain of coronavirus (COVID-19) surfaced in the PRC. In reaction to this outbreak, many provinces and municipalities in the PRC activated the highest Level-I Response to the emergency public health incident. As a result, business activities in the PRC were significantly affected.

Emergency quarantine measures and travel restrictions have had a significant impact on many sectors across the PRC, which has also adversely affected the Company’s operations. To reduce the impact on production and operation, the Company implemented certain safety measures to allow us to gradually resume work in mid-February. For the employees who left Fuzhou during the Spring Festival holiday and could not return to Fuzhou as scheduled, or those who could only resume work after satisfying the 14-day quarantine requirement, the Company provided paid leave. Since resuming work in mid-February, the Company have been using a shift system and adopted additional health and safety procedures to protect its employees. With these measures, the Company was able to maintain sales and operations from mid-February to mid-March. On March 23, 2020, the Company resumed normal operations and is conducting business as usual with health and safety procedures to protect employees. Management is focused on mitigating the effects of COVID-19 on its business operations while protecting the employees’ health and safety. the Company will continue to actively monitor the situation and may take further actions that alter its business operations, as may be required by local authorities or that the Company determines are in the best interests of its employees, customers, partners, suppliers and other stakeholders.

Some of the Company’s customers are fish processing plants that export processed fish products to foreign countries. These customers reduced or postponed their purchases from the Company in the initial stage of the pandemic, but since the middle of the second quarter of 2020, they have adjusted their business strategies in relation to exportation or domestic sale. Because of the reduction or postponement, the Company’s unit selling price decreased, its inventory levels increased, and accounts receivables were not timely paid as anticipated.

The COVID-19 pandemic continues to cause major disruptions to businesses and markets worldwide as the virus spreads or a resurgence in certain jurisdictions. The effects of the outbreak are still evolving, and the ultimate severity and duration of the pandemic and the implications on global economic conditions remains uncertain. Therefore, the extent of the impact of the pandemic on its financial condition and results of operations is still highly uncertain and will depend on future developments, such as the ultimate duration and scope of the outbreak, its impact on the Company’s customers and exporters, how quickly normal economic conditions, operations, and the demand for its products can resume and whether the pandemic leads to recessionary conditions in the PRC, United States, or globally.

While the Company anticipates its results of operations will continue to be impacted by this pandemic for the remainder of the year, the Company is unable to reasonably estimate the extent of the impact on its full-year results of operations, its liquidity or its overall financial position.

The Company's Fishing Fleet

As of September 30, 2021, of the Company’s 142vessels, 100 were located in international waters, 12 were located in the Bay of Bengal in India, 13 were located in the PRC and17 were located in the Arafura Sea in Indonesia and not in operation. The Company has another 1 krill fishing vessel located in the shipbuilding factory in China that was suspended for construction and the Company has initiated negotiations with the shipbuilding company for the purpose of terminating the vessel construction contract.

Third Quarter 2021Selected Financial Highlights

($ in millions, except shares and per share data)	Three Months ended September 30,
	2021	2020

Revenue	$36.1	$15.4
Cost of Revenue	$40.2	$13.8
Gross Profit	$(4.1)	$1.7
Gross Margin	(11.3)%	10.7%
Net Income (Loss)	$2.9	$0.8
Basic Weighted Average Shares Outstanding	86.4	79.1
Diluted Weighted Average Shares Outstanding	86.8	79.1
Basic and Diluted EPS (in $)	$0.03	$0.01

Balance Sheet Highlights

($ in millions, except for book value per share)	9/30/2021	12/31/2020

Cash and Cash Equivalents	$15.8	$0.7
Total Current Assets	$125.6	$114.2
Total Assets	$563.0	$463.5
Total Current Liabilities	$227.8	$133.4
Long-term bank loans, non-current portion	$250.1	$245.1
Total Liabilities	$478.1	$378.5
Shareholders’ Equity	$85.0	$85.0
Total Liabilities and Shareholders’ Equity	$563.0	$463.5

Consolidated Financial and Operating Review

Revenue& Sales volume

Revenue for the three months ended September30, 2021was $36.1million, an increase of $20,655,591, or133.7%, from $15.4million for the same period in 2020. Sales volume increased by 110.1% to30.9 million KG in the three months ended September 30, 2021from 14.7 million KG in the same period of 2020.Average unit sale price increased 11.4% in the three months ended September30, 2021as compared to the three months ended September 30, 2020.

For the nine months ended September 30, 2021, the Company’s revenues were $101.3 million compared to $56.2 million in the nine months of 2020, an increase of $45,057,751, or 80.1%. Sales volumes increased by 43.7% to 71.8 million KG in the nine months ended September 30, 2020, from 50 million KG in the same period of 2020. Average unit sale price increased25.9% in the nine months ended September 30, 2021as compared to the nine months ended September 30, 2020.

For the three and nine months ended September 30, 2021, the increase in revenue was primarily attributable to the different sales mix, average unit sale price increased, and increase in sales volume as more vessels were in operation.

Gross Margin

The Company’s gross margin was (11.3) % for the three months ended September 30, 2021, compared to gross margin of 10.7% in the prior year period. The decrease was due to the increase in unit production cost of fish.

For the nine months ended September 30, 2021, gross margin was (5.2) %, compared to gross margin of 17.0% in the same period of 2020. The decrease in gross margin for the nine months ended September 30, 2021 was primarily due to more vessels were put into operation, which drove up refueling costs and other related costs of revenue, and the purchase cost of fishery products.

Selling Expenses

For the three months ended September 30, 2021, selling expenses were $2.0 million compared to $1.3 million in the prior year period. The increase was primarily due to the increase in insurance, storage fees and customs clearance charge, shipping and handling fees, adverting and other miscellaneous selling expense.

For the nine months ended September 30, 2021, selling expenses were $5.1million compared to $3.3million in the same period of 2020. The increase was due to the increase in insurance, storage fees and customs clearance charge, and adverting, partially offset by the decrease in Shipping and handling fees and other miscellaneous selling expense.

General & Administrative Expenses

For the three months ended September 30, 2021, general and administrative expenses were $2.2 million, compared to $1.6 million in the prior year period. The increase was mainly due to the increase in depreciation, professional fees and rent and related administrative service charge.

For the nine months ended September 30, 2021, general and administrative expenses were $6.1 million, compared to $5.2 million in the prior year period. The increase was mainly due to increase in professional fees, bad debt expense, travel and entertainment and other general and administrative expenses, partially offset by the decrease in depreciation.

Net Income (Loss)

Net Income for the three months ended September 30, 2021 was $2.9million, compared to net income of $0.8 million in the same period of 2020.

Net loss for the nine months ended September 30, 2021 was $9.7 million, compared to net income of $7.5 million in the same period of 2020.

Net Income (Loss) Attributable to Ordinary Shareholders of the Company

Net income attributable to ordinary shareholders of the Company for the three months ended September 30, 2021 was $2.6 million, or $0.03 per basic and diluted share, compared to net income attributable to owners of the Company of $0.7million, or $0.01 per basic and diluted share, in the same period of 2020.

Net loss attributable to ordinary shareholders of the Company for the nine months ended September 30, 2021 was $9.5 million, or $(0.11) per basic and diluted share, compared to net income attributable to owners of the Company of $6.8 million, or $0.09per basic and diluted share, in the same period of 2020.

About Pingtan

Pingtan is a fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated growth and growth strategies; need for additional capital and the availability of financing; locating or re-locating vessels, in foreign waters and related license requirements; our ability to successfully manage relationships with customers, distributors and other important relationships; actions taken by government regulators, such as the Indonesian moratorium; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; the impact of the current coronavirus (COVID-19) pandemic; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's fishing vessels and their ability to generate expected annual revenue and net income; and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

LiMing Yung (Michael)

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

michaelyung@ptmarine.net

Maggie Li
Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS

PureRock Communications Limited

PTmarine@pure-rock.com

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(IN U.S. DOLLARS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

REVENUE	$36,103,674	$15,448,083	$101,275,967	$56,218,216

COST OF REVENUE	40,165,352	13,787,521	106,530,518	46,641,884

GROSS (LOSS) PROFIT	(4,061,678)	1,660,562	(5,254,551)	9,576,332

OPERATING EXPENSES (INCOME):
Selling	1,976,187	1,333,927	5,112,982	3,282,097
General and administrative	1,172,102	809,988	4,904,109	2,875,463
General and administrative - depreciation	1,001,961	773,812	1,146,815	2,274,579
Subsidy	(16,284,032)	(4,440,731)	(19,887,829)	(12,778,819)
Impairment loss	495,857	-	1,471,223	-

Total Operating (INCOME)	(11,637,925)	(1,523,004)	(7,252,700)	(4,346,680)

INCOME FROM OPERATIONS	7,576,247	3,183,566	1,998,149	13,923,012

OTHER INCOME (EXPENSE):
Interest income	23,276	973,265	72,729	3,335,877
Interest (expense)	(4,055,798)	(4,036,524)	(11,720,712)	(9,871,949)
Foreign currency transaction gain (loss)	(365,513)	747,678	184,148	402,987
Gain from cost method investment	38	764	605,216	133,517
(Loss) on equity method investment	(308,921)	(82,586)	(765,101)	(351,129)
Other income (expense)	(5)	(4,468)	(76,861)	(34,924)

Total Other (Expense), net	(4,706,923)	(2,401,871)	(11,700,581)	(6,385,621)

INCOME (LOSS) BEFORE INCOME TAXES	2,869,324	781,695	(9,702,432)	7,537,391
INCOME TAXES	-	-	-	-
NET INCOME (LOSS)	$2,869,324	$781,695	$(9,702,432)	$7,537,391

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	284,700	92,511	(546,791)	759,527
NET INCOME (LOSS) ATTRIBUTABLE TO ORDINARY SHAREHOLDERS OF THE COMPANY BEFORE PREFERRED DIVIDENDS	2,584,624	689,184	(9,155,641)	6,777,864
LESS: PREFERRED SHARE DIVIDENDS	-	-	(300,000)	-
NET INCOME (LOSS) ATTRIBUTABLE TO ORDINARY SHAREHOLDERS OF THE COMPANY	$2,584,624	$689,184	$(9,455,641)	$6,777,864

COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	2,869,324	781,695	(9,702,432)	7,537,391
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign currency translation gain	4,111,818	5,700,836	3,083,162	3,846,221
COMPREHENSIVE INCOME (LOSS)	6,981,142	6,482,531	(6,619,270)	11,383,612
LESS: COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	613,410	556,889	(282,897)	1,075,369
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO ORDINARY SHAREHOLDERS OF THE COMPANY	$6,367,732	$5,925,642	$(6,336,373)	$10,308,243

NET INCOME (LOSS) PER ORDINARY SHARE ATTRIBUTABLE TO ORDINARY SHAREHOLDERS OF THE COMPANY
Basic	$0.03	$0.01	$(0.11)	$0.09
Diluted	$0.03	$0.01	$(0.11)	$0.09

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic	86,389,548	79,071,363	83,854,623	79,060,490
Diluted	86,797,148	79,071,363	83,854,623	79,060,490

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,756,293	$691,933
Restricted cash	13,018,350	9,912,666
Accounts receivable, net	21,823,247	31,946,561
Inventories, net	72,839,826	67,611,136
Prepaid expenses	1,517,569	170,706
Prepaid expenses - related party	-	2,015,357
Other receivables	606,298	1,901,094

Total Current Assets	125,561,583	114,249,453

OTHER ASSETS:
Cost method investment	3,238,042	3,218,440
Equity method investment	29,107,193	29,689,813
Prepayment for long-term assets	98,454,667	66,083,041
Right-of-use asset	559,296	64,220
Property, plant and equipment, net	306,123,374	250,155,011

Total Other Assets	437,482,572	349,210,525

Total Assets	$563,044,155	$463,459,978

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$38,929,872	$18,792,983
Accounts payable - related parties	10,427,554	9,966,708
Short-term bank loans	55,509,298	52,414,596
Long-term bank loans - current portion	70,676,635	39,987,577
Accrued liabilities and other payables	20,914,632	12,151,633
Lease liability- current	398,909	32,349
Due to related parties	30,973,032	18,354

Total Current Liabilities	227,829,932	133,364,200

OTHER LIABILITIES:
Lease liability	128,036	-
Long-term bank loans - non-current portion	250,126,251	245,116,088
Total Liabilities	478,084,219	378,480,288

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Equity attributable to ordinary shareholders of the Company:
Preferred shares ($0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2021 and December 31, 2020)	-	-
Ordinary shares ($0.001 par value; 125,000,000 shares authorized; 85,940,965 and 79,302,428 shares issued and outstanding at September 30, 2021 and December 31, 2020)	85,941	79,302
Additional paid-in capital	88,938,870	82,045,993
(Deficit)	(28,050,396)	(18,594,755)
Statutory reserve	15,751,712	15,751,712
Accumulated other comprehensive (loss)	(6,749,605)	(9,568,873)
Total equity attributable to ordinary shareholders of the Company	69,976,522	69,713,379
Non-controlling interest	14,983,414	15,266,311
Total Shareholders’ Equity	84,959,936	84,979,690
Total Liabilities and Shareholders’ Equity	$563,044,155	$463,459,978

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Nine Months Ended September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(9,702,432)	$7,537,391
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation	12,510,131	10,616,935
Bad debt expense	756,463	245,498
(Decrease) increase in inventory allowance	740,084	1,711,666
Loss on equity method investment	765,101	351,129
Common stock issuance for professional fee	-	25,974
Impairment loss for fishing vessels	1,471,223	-
Changes in operating assets and liabilities:
Accounts receivable	9,583,745	(5,191,192)
Inventories	(5,567,403)	(35,027,650)
Prepaid expenses	(1,350,006)	(432,033)
Prepaid expenses - related party	2,032,018	-
Other receivables	1,309,201	(328,396)
Accounts payable	20,065,745	(4,641,514)
Accounts payable - related parties	401,008	218,739
Accrued liabilities and other payables	8,070,980	1,553,556
Accrued liabilities and other payables - related party	29,568,507	-
Advance from customers	636,865	(619,235)
Due to related parties	77,476	140,210

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	71,368,706	(23,838,922)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(32,038,302)	(93,357,444)
Prepayment made for long-term assets	(68,553,308)	-
Proceeds from government grants for fishing vessel construction	-	28,962,913

NET CASH USED IN INVESTING ACTIVITIES	(100,591,610)	(64,394,531)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of short-term bank loans	44,812,560	81,811,291
Repayments of short-term bank loans	(42,031,091)	(42,908,020)
Proceeds from long-term bank loans	78,720,177	104,640,414
Repayments of long-term bank loans	(44,683,935)	(46,325,253)
Proceeds from issuance of ordinary shares	4,351,243
Proceeds from issuance of series A preferred shares	3,698,273	-
Proceeds from related party	1,450,000
Repurchase of preferred shares	(1,450,000)
Loans issued to related parties		(160,070,480)
Repayments of loans issued to related parties	-	157,692,576

NET CASH PROVIDED BY FINANCING ACTIVITIES	44,867,227	94,840,528

EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,525,721	935,670

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	18,170,044	7,542,745

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - beginning of period	10,604,599	10,092,205

CASH, CASH EQUIVALENTS AND RESTRICTED - end of period	$28,774,643	$17,634,950

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$13,191,936	$11,012,593
Income taxes	$-	$-

RECONCILIATION TO AMOUNTS ON CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	15,756,293	3,397,018
Restricted cash	13,018,350	14,237,932
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$28,774,643	$17,634,950
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment paid by related party on behalf	$(32,038,302)	-
Acquisition of property and equipment by decreasing prepayment for long-term assets	$-	$(20,594,592)